UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 16, 2020

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 15, 2020, RiceBran Technologies (the “Company”) received a loan in the amount of approximately $1.8 million from Spirit of Texas Bank SSB, (the “Loan”), pursuant to the Paycheck Protection Program (the “PPP”) administered by the United States Small Business Administration (the “SBA”).  The PPP is part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which provides for forgiveness of up to the full principal amount and accrued interest of qualifying loans guaranteed under the PPP.

The Loan was granted pursuant to a Promissory Note (the “Note”) dated April 15, 2020 issued by the Company.  The Note matures on April 15, 2022 and bears interest at a rate of 1.00% per annum. Principal and accrued interest are payable monthly in equal installments through the maturity date, commencing on November 15, 2020, unless forgiven as described below. The Note may be prepaid at any time prior to maturity with no prepayment penalties.  Loan proceeds may only be used for the Company’s eligible payroll costs (with salary capped at $100,000 on an annualized basis for each employee), rent, and utilities, in each case paid during the eight-week period following the Loan disbursement. However, at least 75 percent of the Loan proceeds must be used for eligible payroll costs. The Loan will be fully forgiven if (1) proceeds are used to pay eligible payroll costs, rent, and utilities and (2) full-time employee headcount and salaries are either maintained during the applicable eight-week period or restored by June 30, 2020. If not so maintained or restored, forgiveness of the Loan will be reduced in accordance with the regulations issued by the SBA.  The Company will carefully monitor all qualifying expenses and other requirements necessary to maximize loan forgiveness.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to its full text, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Promissory Note dated as of April 15, 2020
99.1	Press Release issued April 16, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: April 16, 2020	By:	/s/ Todd T. Mitchell
Todd T. Mitchell
Chief Financial Officer
(Duly Authorized Officer)